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                                                                 EXECUTION COPY











                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF MARCH 21, 2000


                                      AMONG


                                  PSINET INC.,


                              PSINET SHELF IV INC.,


                                       AND


                             METAMOR WORLDWIDE, INC.


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                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of March 21, 2000, is entered into by and among PSINet INC., a New York corporation ("PSINET" or "BUYER"), PSINet SHELF IV INC., a Delaware corporation and wholly-owned subsidiary of PSINet ("MERGER SUBSIDIARY"), and METAMOR WORLDWIDE, INC., a Delaware corporation ("METAMOR"). Capitalized terms used in this Agreement and not defined in context shall have the meanings ascribed to them in
Section 10.8 hereof.

         WHEREAS, the respective Boards of Directors of PSINet, Merger Subsidiary and Metamor have approved the merger of Merger Subsidiary with and into Metamor, with Metamor being the surviving corporation as a wholly-owned subsidiary of PSINet (the "Merger"), all upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"); and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to PSINet's and Merger Subsidiary's willingness to enter into this Agreement, Peter T. Dameris is entering into a stockholders agreement (the "METAMOR RELATED AGREEMENT") pursuant to which, among other things, he agrees to vote in favor of the Merger under the terms and conditions set forth in the Metamor Related Agreement; and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Metamor's willingness to enter into this Agreement, William L. Schrader is entering into a stockholders agreement (the "PSINET RELATED AGREEMENT") pursuant to which, among other things, he agrees to vote in favor of the issuance of the shares of PSINet Common Stock in the Merger under the terms and conditions set forth in the PSINet Related Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into Metamor and the separate existence of Merger Subsidiary shall thereupon cease. Metamor shall continue as the surviving corporation in the Merger (thereafter referred to as the "SURVIVING CORPORATION") under the laws of the State of Delaware under the name "PSINet Solutions, Inc." as a wholly-owned subsidiary of PSINet. Throughout this Agreement, the term "METAMOR"







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                                      -2-


shall refer to such entity prior to the Merger and the term "SURVIVING CORPORATION" shall refer to it in its status as the surviving corporation in the Merger.

         Section 1.2 Closing. The closing of the Transactions (the "CLOSING") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VIII. The Closing shall be held at the offices of Nixon Peabody LLP, 437 Madison Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

         Section 1.3 Effective Time of the Merger. The Merger shall become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of merger (the "CERTIFICATE OF MERGER"), or at such later time as specified therein, with respect to the Merger pursuant to and in compliance with this Agreement and Section 251 of the General Corporation Law of the State of Delaware (the "DELAWARE LAW"). The Certificate of Merger shall be filed immediately following the commencement of the Closing. When used in this Agreement, the term "EFFECTIVE TIME" shall mean the time at which the Certificate of Merger becomes effective in accordance with Delaware Law.

         Section 1.4 Effect of the Merger. The Merger shall, from and after the Effective Time, have all the effects provided by applicable Law. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in Law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property or rights of Metamor or Merger Subsidiary, by reason or as a result of the Merger, or otherwise to carry out the purposes of this Agreement, Metamor and Merger Subsidiary agree that the Surviving Corporation and its proper officers and directors shall execute and deliver all such deeds, conveyances, assignments and assurances in Law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of each of Metamor and Merger Subsidiary or otherwise to take any and all such action.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         Section 2.1 Certificate of Incorporation. The certificate of incorporation of Metamor shall be amended at the Effective Time to read in its entirety in the form attached hereto as EXHIBIT 2.1 and shall be the certificate of incorporation of the Surviving Corporation until thereafter duly amended.

         Section 2.2 By-Laws. The by-laws of Metamor shall be amended as of the Effective Time to be identical with the by-laws of Merger Subsidiary and shall be the by-laws of the Surviving Corporation until thereafter duly amended.






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         Section 2.3 Board of Directors; Officers. The members of the Board of
Directors and the officers of the Surviving Corporation following the Merger shall be the directors and officers of Merger Subsidiary immediately prior to the Effective Time, and such directors and officers shall continue in office until the earlier of their respective death, resignation or removal and the time that their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

     Section 3.1 Merger Consideration.


              (a) As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of Metamor or Merger Subsidiary:

                   (i) Each share of common stock, no par value per share, of Merger Subsidiary that is issued and outstanding immediately prior to the Effective Time shall be automatically converted without any further action into one fully paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation, and shall constitute the only issued and outstanding capital stock of the Surviving Corporation following the Merger.

                   (ii) Each share of the common stock of Metamor, par value $.01 per share ("METAMOR COMMON STOCK"), that is owned by Metamor as treasury stock and any shares of Metamor Common Stock that are owned by PSINet or any of its Subsidiaries shall be canceled and shall cease to exist, and no stock of PSINet or other consideration shall be delivered in exchange therefor.

                   (iii) Subject to the provisions of this Section 3.1(a), the shares of Metamor Common Stock, other than the shares canceled pursuant to
Section 3.1(a)(ii), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive validly issued, fully paid and non-assessable (subject to Section 630 of the New York Business Corporation Law) shares of Common Stock of PSINet, par value $.01 per share ("PSINET COMMON STOCK"), at an exchange ratio (the "EXCHANGE RATIO") of 0.9 shares of PSINet Common Stock for each share of Metamor Common Stock (the "MERGER CONSIDERATION").

              (b) If, at any time during the period between the date of this Agreement and the Effective Time, Metamor changes the number of shares of Metamor Common Stock issued and outstanding or PSINet changes the number of shares of PSINet Common Stock issued and outstanding, in each case as a result of a stock split, reverse stock split, stock dividend, recapitalization, redenomination of share capital or other similar transaction with an effective date or record date, as applicable, prior to the Effective Time, the Exchange Ratio and any other items dependent thereon shall be appropriately adjusted.

              (c) In connection with the Merger:





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                   (i) At the Effective Time, automatically and without any
action on the part of the holder thereof, each option (whether or not vested) to purchase shares of Metamor Common Stock granted under all Metamor stock option plans, including any stock option plan intended to be qualified under Section 423 of the Code (each such option a "METAMOR OPTION" and each such plan a "METAMOR STOCK OPTION PLAN"), which remains as of such time unexercised in whole or in part, shall be assumed by PSINet and become an option (an "ASSUMED METAMOR OPTION") to purchase that number of shares of PSINet Common Stock obtained by multiplying the number of shares of Metamor Common Stock issuable upon the exercise of such Metamor Option by the Exchange Ratio at an exercise price per share equal to the per share exercise price of such Metamor Option divided by the Exchange Ratio. If the foregoing calculation results in an Assumed Metamor Option being exercisable for a fraction of a share of PSINet Common Stock, the number of shares of PSINet Common Stock subject to such Assumed Metamor Option shall be rounded down to the nearest whole number of shares. The Assumed Metamor Option (A) shall provide the optionee with the same vesting and other rights, limitations and obligations that the optionee had under the Metamor Option before such assumption, and (B) shall not give the optionee additional vesting or other rights, limitations or obligations that he did not have under the Metamor Option before such assumption.

                   (ii) As soon as practicable after the Effective Time, PSINet
(A) shall deliver to the holders of the Metamor Options appropriate agreements evidencing PSINet's assumption of such options, and (B) shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of PSINet Common Stock issuable in respect of the Assumed Metamor Options. PSINet shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Metamor Options remain outstanding.

                   (iii) At the Effective Time, PSINet agrees to assume the Metamor Stock Option Plans with such amendments thereto as may be required to reflect the Merger, including the substitution of PSINet Common Stock for Metamor Common Stock thereunder.

                   (iv) The Board of Directors of Metamor (or a duly appointed committee thereof responsible for the administration of the Metamor Stock Option Plans in accordance with the terms of each such plan) shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Metamor Stock Option Plans and the instruments evidencing the Metamor Options, to provide for the conversion of the Metamor Options into the Assumed Metamor Options in accordance with subparagraph (i) above.

                   (v) All Metamor Options shall, prior to and subsequent to the Effective Time, continue to vest and be exercisable under the terms of the respective Metamor Option and associated Metamor Stock Option Plan.

         Section 3.2 Stockholders' Rights at the Effective Time. On and after the Effective Time, the certificates that immediately prior to the Effective Time represented shares of Metamor Common Stock (the "CERTIFICATES"), shall cease to represent any rights with respect to Metamor Common Stock and shall only represent the right to receive the Merger Consideration, together with the amount of cash, if any, payable in lieu of fractional shares of PSINet Common Stock




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otherwise issuable as Merger Consideration; provided, however, that no dividends or other distributions, if any, in respect of the shares of PSINet Common Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Certificates until such Certificates and transmittal letters are surrendered and delivered as provided in Section 3.3 of this Agreement. Subject to applicable New York Law, after the surrender and exchange of Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions declared after the Effective Time without interest thereon, which theretofore have become payable with respect to the number of shares of PSINet Common Stock for which such Certificates were exchangeable. As of the Effective Time, the holders of Metamor Common Stock as of the Effective Time who are entitled to receive shares of PSINet Common Stock as Merger Consideration shall be deemed to be record owners of such shares of PSINet Common Stock as of the Effective Time and shall thereupon be entitled to exercise any rights as a holder of PSINet Common Stock, including the right to vote such PSINet Common Stock, whether or not the Certificates are surrendered and exchanged pursuant to this Agreement.

         Section 3.3 Surrender and Exchange of Share Certificates.


               (a) Promptly after the Closing Date, PSINet shall make available to a paying agent reasonably acceptable to the parties (the "PAYING AGENT") such certificates evidencing such number of shares of PSINet Common Stock to enable the Paying Agent to deliver the PSINet Common Stock as Merger Consideration pursuant to Section 3.1(a) and an amount of cash as shall be reasonably estimated as needed to make cash payments in lieu of fractional shares. Notwithstanding any other provision of this Agreement, no fractional shares of PSINet Common Stock will be issued in connection with the Merger, and any holder of Metamor Common Stock entitled to receive a fractional share of PSINet Common Stock but for this Section 3.3(a) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in such share of PSINet Common Stock. For purposes of determining the amount of the cash payable in lieu of a fractional share, one full share of PSINet Common Stock shall be deemed to have a value equal to $50.

               (b) On the Closing Date, PSINet shall instruct the Paying Agent to mail to each Person who was a holder of record of shares of Metamor Common Stock immediately prior to the Effective Time (other than holders whose shares were canceled pursuant to Section 3.1(a)(ii)): (i) a letter of transmittal, and
(ii) instructions for use in effecting the surrender of the Certificates nominally representing Metamor Common Stock in exchange for the Merger Consideration.

               (c) After the Closing, each holder of a Certificate shall surrender and deliver such Certificate to the Paying Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, the holder shall receive the Merger Consideration. Until so surrendered and exchanged, each Certificate formerly representing an outstanding share of Metamor Common Stock shall, after the Effective Time, be deemed for all purposes to evidence only the right to receive the Merger Consideration as provided in
Section 3.1(a)(iii), together with cash in lieu of any fractional share of PSINet Common Stock.






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               (d) At the Effective Time, the stock transfer books of Metamor shall be closed and no transfer of shares of Metamor Common Stock shall be recorded thereafter, other than transfers of shares of Metamor Common Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented for transfer to the transfer agent for Metamor, Merger Subsidiary or PSINet, they shall be delivered to the Paying Agent and exchanged for the Merger Consideration as provided for in this Section 3.3.

               (e) Any Merger Consideration that remains undistributed to the stockholders of Metamor as of the Effective Time after four months have elapsed following the Effective Time shall be delivered to PSINet by the Paying Agent, upon demand, and any former stockholders of Metamor who have not previously complied with this Section 3.3 shall thereafter look only to PSINet for payment of their claim for the Merger Consideration or dividends or distributions with respect to PSINet Common Stock.

               (f) Neither the Paying Agent, nor any of Metamor, Merger Subsidiary or PSINet shall be liable to any holder of shares of Metamor Common Stock with respect to any Merger Consideration (or dividends or distributions with respect to PSINet Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

               (g) In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver the Merger Consideration and any dividends or other distributions with respect to PSINet Common Stock to which such holder is entitled in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the record holder thereof and the delivery of such bond as the Paying Agent may reasonably require.

               (h) No transfer taxes shall be payable by any stockholder of Metamor in respect of the issuance of the PSINet Common Stock under this Section 3.3, except that if any PSINet Common Stock is to be issued in a name other than that in which the Certificate surrendered has been registered, it shall be a condition of such issuance that the Person requesting such issuance shall pay to PSINet any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered Certificate, or establish to the satisfaction of PSINet that such taxes have been paid or are not payable.

         Section 3.4 No Further Rights. From and after the Effective Time, holders of Certificates theretofore evidencing shares of Metamor Common Stock shall cease to have any rights as stockholders of Metamor, except as provided herein or by Law.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF METAMOR

         Metamor represents and warrants to PSINet and Merger Subsidiary that, except as disclosed in the Metamor Disclosure Schedule which has been delivered to PSINet prior to the execution of this Agreement (the "METAMOR DISCLOSURE SCHEDULE"):

         Section 4.1 Organization and Qualification. Metamor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of





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Metamor's Subsidiaries is a corporation or limited liability company duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it is formed. Each of Metamor and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and, if applicable, is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so organized, qualified, licensed or in good standing, or to have such power and authority, when taken together with all other such failures would not have a Metamor Material Adverse Effect. Metamor has heretofore made available to PSINet and Merger Subsidiary a complete and correct copy of the certificate of incorporation, by-laws or other governing documents, each as amended to the date hereof, of Metamor and each of its Subsidiaries.

         Section 4.2 Capitalization.

               (a) The authorized capital stock of Metamor consists of 100,000,000 shares of Metamor Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "METAMOR PREFERRED STOCK"). As of March 8, 2000: (a) 34,692,972 shares of Metamor Common Stock were issued and outstanding, all of which were validly issued, fully paid and non-assessable, (b) an aggregate of 8,000,000 shares of Metamor Common Stock were reserved for issuance under stock options to be issued pursuant to Metamor's employee and director stock option plans, (c) an aggregate of 3,450,000 shares of Metamor Common Stock were reserved for issuance under rights to purchase Metamor Common Stock pursuant to Metamor's Employee Stock Purchase Plan, and (d) no shares of Metamor Preferred Stock were issued or outstanding. As of March 8, 2000, there were outstanding Metamor Options to purchase 3,851,042 shares of Metamor Common Stock. Except as set forth on the Metamor Disclosure Schedule, no Metamor Options will be subject to accelerated vesting or exercisability in connection with the execution and delivery of this Agreement or the Merger. No shares of capital stock of Metamor or any of its Subsidiaries other than Xpedior have been issued between March 8, 2000 and the date hereof other than pursuant to the exercise or conversion of any Metamor Options. Since March 8, 2000 through the date hereof, options to purchase 747,100 shares of shares of Metamor Common Stock have been granted.

               (b) The authorized capital stock of Xpedior Incorporated, a Delaware corporation and Subsidiary of Metamor ("XPEDIOR"), consists of 100,000,000 shares of common stock, par value $.01 per share ("XPEDIOR COMMON STOCK") and 5,000,000 shares of preferred stock, par value $0.01 per share (the "XPEDIOR PREFERRED STOCK"). As of March 20, 2000: (a) 50,000,000 shares of Xpedior Common Stock were issued and outstanding, all of which were validly issued, fully paid and non-assessable and 40,005,048 of which are owned beneficially and of record by Metamor, (b) an aggregate of 15,000,000 shares of Xpedior Common Stock were reserved for issuance under stock options issued pursuant to the Xpedior's Stock Incentive Plan (the "XPEDIOR STOCK OPTIONS"), and (c) no shares of Xpedior Preferred Stock were issued or outstanding. As of January 31, 2000, there were outstanding Xpedior Stock Options to purchase 10,109,350 shares of Xpedior Common Stock. Except as set forth on the Metamor Disclosure Schedule, no Xpedior Stock Options will be subject to accelerated vesting or exercisability in connection with the execution and delivery of this Agreement or the Merger. No shares of




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capital stock of Xpedior or any of its Subsidiaries have been issued between
March 20, 2000 and the date hereof.

               (c) Except for the Metamor Notes or as set forth in this Section
4.2 or the Metamor Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of Metamor or any of its Subsidiaries or obligating Metamor or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Metamor or any of its Subsidiaries. All shares of capital stock of Metamor and its Subsidiaries subject to issuance pursuant to the Metamor Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Without limiting the generality of the foregoing, neither Metamor nor any of its Subsidiaries has adopted a shareholder rights plan or similar plan or arrangement. As of the date of this Agreement, there are no outstanding contractual obligations of Metamor or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Metamor or any of its Subsidiaries or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person except as set forth on the Metamor Disclosure Schedule.

         Section 4.3 Authority Relative to this Agreement and the Transactions. Metamor has all necessary power and authority to execute and deliver this Agreement and the Metamor Related Agreement, to perform its obligations hereunder and thereunder and to consummate the Merger. The execution and delivery by Metamor of this Agreement and the Metamor Related Agreement, and the consummation by Metamor of the Transactions to which it is a party, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Metamor are necessary to authorize the execution and delivery of this Agreement or the Metamor Related Agreement to which Metamor is a party or to consummate the Transactions to which it is a party other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Metamor Common Stock entitled to be voted at the Metamor Special Meeting and the filing and recordation of appropriate merger documents as required by Delaware Law. This Agreement and the Metamor Related Agreement have been duly and validly executed and delivered by Metamor and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a legal, valid and binding obligation of Metamor, enforceable against Metamor in accordance with its terms.

         Section 4.4 No Conflicts, Required Filings and Consents.

               (a) The execution and delivery of this Agreement by Metamor does not, and the performance of this Agreement and consummation of the Transactions by Metamor will not: (i) conflict with or violate the certificate of incorporation or by-laws of Metamor or any of its Subsidiaries, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 4.4(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Metamor or any of its Subsidiaries or by which



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                                      -9-


any property or asset of Metamor or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Metamor or any of its Subsidiaries pursuant to, any contract, agreement, note, bond, mortgage, indenture, credit agreement, lease, license, permit, franchise or other instrument or obligation to which Metamor or any of its Subsidiaries is a party or by which Metamor or any of its Subsidiaries or any property or asset of Metamor or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Metamor Material Adverse Effect or would not prevent or materially delay the consummation of the Merger.

               (b) The execution and delivery of this Agreement by Metamor does not, and the performance of this Agreement by Metamor will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational (a "GOVERNMENTAL ENTITY"), except for applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act of 1933, as amended (the "SECURITIES ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), such filings, approvals, consents and waivers as may be required under other Merger Control Laws, filing and recordation of the Certificate of Merger as required by Delaware Law, and applications for listing and other filings required by the rules of the Nasdaq National Market System, except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Metamor Material Adverse Effect or would not prevent or materially delay the consummation of the Merger.

         Section 4.5 Reports and Financial Statements.

               (a) Metamor has filed with the U.S. Securities and Exchange Commission (the "SEC") all forms, reports, schedules, registration statements, definitive proxy statements, information statements and other filings (the "METAMOR SEC REPORTS") required to be filed by it with the SEC since January 1, 1998. Xpedior has filed with the SEC only a registration statement under the Securities Act on Form S-1 and amendments thereto, a final Prospectus pursuant to Rule 424(b)(1) of the Securities Act (the "FINAL PROSPECTUS") and a registration statement under the Exchange Act on Form 8-A (such filings, together with all forms, reports, schedules, registration statements, definitive proxy statements, information statements and other filings hereafter filed with the SEC, the "XPEDIOR SEC REPORTS" and, together with the Metamor SEC Reports, the "SEC REPORTS"). As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. As of their respective dates and as of the date any information from such SEC Reports has been incorporated by reference, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were



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made, not misleading. Metamor and Xpedior have filed all material contracts and agreements and other documents or instruments required to be filed as exhibits to the SEC Reports.

               (b) The consolidated balance sheets of Metamor as of December 31, 1998, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the three-year period ended December 31, 1998 (including the related notes and schedules thereto) contained in Metamor's Form 10-K for the year ended December 31, 1998 (the "METAMOR FINANCIAL STATEMENTS") present fairly, in all material respects, the consolidated financial position and the consolidated results of operations, retained earnings and cash flows of Metamor and its consolidated Subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes. The consolidated balance sheets of Xpedior as of September 30, 1999 and December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 1999, the year ended December 31, 1998 and the period from March 27, 1997 through December 31, 1997 (including the related notes and schedules thereto) contained in the Final Prospectus (the "XPEDIOR FINANCIAL STATEMENTS") present fairly, in all material respects, the consolidated financial position and the consolidated results of operations, retained earnings and cash flows of Xpedior and its consolidated Subsidiaries as of the dates or for the periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes.

               (c) The consolidated balance sheets and the related statements of operations and cash flows (including, in each case, the related notes thereto) of Metamor contained in the Form 10-Q for the quarterly period ended September 30, 1999 (the "METAMOR QUARTERLY FINANCIAL STATEMENTS") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with GAAP. The Metamor Quarterly Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the consolidated financial position, results of operations and cash flows of Metamor and its consolidated Subsidiaries for all periods presented therein.

               (d) The adoption of SEC Staff Accounting Bulletin No. 101 (Revenue Recognition in Financial Statements) effective January 1, 2000 will not adversely impact, in any material respect, the amount or timing of revenue recognition by Metamor and its Subsidiaries as compared to their prior revenue recognition practices.

               (e) Except for those liabilities that are fully reflected or reserved against on the Metamor Financial Statements, the Metamor Quarterly Financial Statements or the Xpedior Financial Statements or as set forth in the Metamor Disclosure Schedule, neither Metamor nor any of its Subsidiaries has outstanding any liability of any nature whatsoever (whether absolute, accrued, contingent, or otherwise and whether due or to become due) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP, except for (i) liabilities and obligations which have been incurred since September 30, 1999 in the ordinary course of business which are not material in nature or amount, or (ii) liabilities and obligations which individually or in the aggregate would not have a Metamor Material Adverse Effect.

         Section 4.6 Information.


               (a) None of the information supplied or to be supplied by Metamor for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time of filing with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments or supplements thereto to Metamor's and PSINet's stockholders or at the time of the Metamor Special Meeting or the PSINet Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portion of the Joint Proxy Statement/Prospectus based on information supplied by Metamor for inclusion or incorporation by reference therein will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

               (b) As of the date of this Agreement, Metamor does not know of any reason (A) why it would not be able to deliver to the respective counsel to PSINet and Metamor, at the date of the legal opinions referred to below, certificates substantially in compliance with published Internal Revenue Service ("IRS") advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 8.2(c) and 8.3(c), or (B) why counsel to PSINet and Metamor would not be able to deliver the opinions required by Sections 8.2(c) and 8.3(c).

         Section 4.7 Litigation. Except as disclosed in the SEC Reports or on the Metamor Disclosure Schedule, as of the date hereof, there is no civil, criminal or administrative suit, action or proceeding pending or, to the knowledge of Metamor, threatened against or affecting Metamor or any of its Subsidiaries that is reasonably expected to have a Metamor Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Metamor or any of its Subsidiaries having, or which is reasonably expected to have, individually or in the aggregate, a Metamor Material Adverse Effect.

         Section 4.8 Absence of Certain Changes or Events. Except as disclosed in the SEC Reports, in the Metamor Financial Statements, in the Metamor Quarterly Financial Statements or on the Metamor Disclosure Schedule or as permitted by Section 6.1 for events after the date hereof, since September 30, 1999 each of Metamor and its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and since such date there has not been (i) any Metamor Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Metamor's or any of its Subsidiaries' capital stock, or, any redemption, purchase or other acquisition of any of its or any of its Subsidiaries' capital stock, (iii) any split, combination or reclassification of any of Metamor's or its Subsidiaries' capital stock or, except with respect to Metamor Options or Xpedior Stock Options, any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Metamor's or its Subsidiaries' capital stock, (iv) any granting by Metamor or any of its

Subsidiaries to any officer of Metamor or any of its Subsidiaries of any increase in compensation or any rights with respect to compensation in the event of a "change in control" (however defined) of Metamor, except in the ordinary course of business consistent with prior practice or as required under employment agreements in effect as of September 30, 1999, (v) any granting by Metamor or any of its Subsidiaries to any officer or any group or class of employees of Metamor of any increase in severance or termination pay, except as required under employment, severance or termination agreements or plans in effect as of September 30, 1999 or as previously disclosed to PSINet, (vi) any entry by Metamor or any of its Subsidiaries into any employment, severance or termination agreement with any officer of Metamor, or any increase in benefits available under or establishment of any Benefit Plan except in the ordinary course of business consistent with past practice or as previously disclosed to PSINet, or (vii) any material change in accounting methods, principles or practices by Metamor, except insofar as may have been required by a change in GAAP.

         Section 4.9 Employee Benefit Plans.

               (a) Schedule 4.9 sets forth a complete and correct list of all existing (i) "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) any other material pension plans or employee benefit arrangements or payroll practices (including severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, stock option or stock purchase arrangements or policies) maintained, or contributed to, by Metamor, its Subsidiaries or any trade or business (whether or not incorporated) which is treated with Metamor or its Subsidiaries as a single employer under Section 414(b), (c), (m) or (o) of the Code (an "ERISA AFFILIATE") with respect to employees of Metamor, its Subsidiaries or their ERISA Affiliates (all such plans, arrangements or practices that currently exist or have been in existence at any time during the last three (3) years are hereinafter referred to as the "BENEFIT PLANS"). Each Benefit Plan is in writing and Metamor has previously made available to PSINet a true and complete copy of each existing Benefit Plan document, including all amendments thereto, and a true and complete copy of each material document, if any, prepared in connection with each such Benefit Plan, including: (A) a copy of each trust or other funding arrangement, (B) each summary plan description and summary of material modifications, (C) the most recently filed Form 5500, including all attachments thereto, (D) the most recently received IRS determination letter for each such Benefit Plan, and (E) the most recently prepared actuarial report and financial statement in connection with each such Benefit Plan. Neither Metamor nor any of its Subsidiaries have any express or implied commitment (X) to create or incur material liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (Y) to enter into any material contract or agreement to provide compensation or benefits to any individual, or (Z) to materially modify, change or terminate any Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code or a merger of a previously acquired 401(k) or welfare plan.

               (b) No "accumulated funding deficit" as defined in Section 412 of the Code exists with respect to any Benefit Plan, whether or not waived. No "reportable event" within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA has occurred with respect to any Benefit Plan. Neither Metamor nor any ERISA Affiliate of

Metamor has: (i) engaged in, or is a successor corporation or parent corporation to an entity that has engaged in, a transaction described in sections 4069 or 4212(c) of ERISA or (ii) incurred or reasonably expects to incur (A) any material liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA, or (B) any material liability under
Section 4971 of the Code that in either case could become a liability of the Surviving Corporation or PSINet or any of its Affiliates after the Effective Time. As of September 30, 1999, there was no material unfunded liability under any of the Benefit Plans, computed using reasonable actuarial assumptions and determined as if all benefits under such Benefit Plans were vested and payable as of such date. No event has occurred since September 30, 1999 which would cause Metamor to believe that as of the date of this Agreement there is any such material unfunded liability.

               (c) Each of the Benefit Plans intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter in the case of a prototype plan) from the IRS that such Benefit Plan is so qualified or is within the remedial amendment period for applying for such a determination letter, and, except as disclosed on the Metamor Disclosure Schedule, nothing has occurred with respect to the operation of any such Benefit Plan which, either individually or in the aggregate, would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

               (d) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan. Metamor, its Subsidiaries and their ERISA Affiliates are not currently liable for any excise tax or penalty in connection with any Benefit Plan arising under the Code or ERISA, including but not limited to Section 4971, 4972, 4975, 4979, 4980, 4980B or 4980D of the Code or Section 502 of ERISA, and to the knowledge of Metamor no fact or event exists which could give rise to any liability except, in each case, for any such liability set forth on the Metamor Disclosure Schedule or which would not have a Metamor Material Adverse Effect.

               (e) All contributions and premiums required by Law or by the terms of any Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) in all material respects.

               (f) The liabilities of each Benefit Plan that has been terminated or otherwise wound up, have been fully discharged in material compliance with applicable Law.

               (g) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Benefit Plans which, either individually or in the aggregate, could result in a material liability to Metamor or any of its Subsidiaries.

               (h) To the knowledge of Metamor, there are no pending legal proceedings which have been asserted or instituted against any of the Benefit Plans or their assets, Metamor, any of its Subsidiaries, any ERISA Affiliate, or the plan administrator or any fiduciary of any of the Benefit Plans with respect to the operation of such plans (other than routine, uncontested benefits claims).

               (i) Each of the Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Laws . All amendments and actions required to bring each of the Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing Date.

               (j) Metamor, its Subsidiaries and their ERISA Affiliates do not maintain and have no liability under a welfare benefit plan providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense). Except as set forth on the Metamor Disclosure Schedule, Metamor, its Subsidiaries and each of their ERISA Affiliates have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder. Other than money purchase pension plans, Metamor, its Subsidiaries and their ERISA Affiliates do not maintain, sponsor or contribute to , and to the knowledge of Metamor have never maintained, sponsored or contributed to, any benefit plan subject to Title IV of ERISA, including but not limited to a multiple employer plan subject to Sections 4063 and 4064 of ERISA or a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               (k) Except as set forth on the Metamor Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any material payment (including severance, unemployment compensation or golden parachute) becoming due to any director, employee or independent contractor of Metamor or its Subsidiaries, (ii) materially increase any benefits otherwise payable under any Benefit Plan, or
(iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent other than vesting of Metamor Options in accordance with their terms.

               (l) Metamor and its Subsidiaries are in compliance in all material respects with applicable Laws and collective bargaining agreements with respect to all benefit plans, contracts and arrangements covering non-U.S. employees ("NON-U.S. BENEFIT PLANS"). Metamor and its Subsidiaries have no material unfunded liabilities under any Metamor Non-U.S. Benefit Plan in violation of local Law or that would, if the plan were covered by ERISA, violate the funding obligations prescribed by ERISA. All benefits payable under each of the Non-U.S. Benefit Plans are provided in accordance with the terms of the governing provisions of the relevant Metamor Non-U.S. Benefit Plan. Metamor and its Subsidiaries are not aware of any failure to comply with any applicable Law which would or might result in the loss of tax approval or qualification of any Non-U.S. Benefit Plans.

               (m) To the knowledge of Metamor, all individuals providing services to Metamor, its Subsidiaries and their ERISA Affiliates have been properly characterized and treated as being either an employee or an independent contractor of such Person.

         Section 4.10 Labor Relations. There are no labor controversies pending or threatened with respect to Metamor or its Subsidiaries, and neither Metamor nor any of its U.S. Subsidiaries is a party to any collective bargaining agreement with any labor union or other representative of employees. Except as set forth in the Metamor Disclosure Schedule, no non-U.S. Subsidiary of Metamor is a party to any collective bargaining agreement with any labor union or other representative of employees or any works' council or similar entity under applicable Laws. To the knowledge of Metamor, there is no pending or threatened union organization activity by or among any of its or its Subsidiaries' employees.

         Section 4.11 Taxes. Metamor and its Subsidiaries have duly filed all material federal, state, local and foreign income, franchise, excise, real and personal property and other Tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Metamor and its Subsidiaries prior to the date hereof. All of the foregoing returns and reports are true and correct in all material respects, and Metamor and its Subsidiaries have paid or, prior to the Closing Date will pay, all Taxes shown on such returns or reports as being due. Metamor and its Subsidiaries have paid and will pay all installments of estimated taxes due on or before the Closing Date. Metamor and its Subsidiaries have paid or made adequate provision in accordance with GAAP in the SEC Reports, the Metamor Financial Statements, the Metamor Quarterly Financial Statements and the Xpedior Financial Statements for all Taxes payable in respect of all periods ending on or prior to the date of this Agreement and will have paid or provided for all Taxes payable in respect of all periods covered thereby. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled. Metamor and each of its Subsidiaries has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Tax required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the SEC Reports, the Metamor Financial Statements, the Metamor Quarterly Financial Statements or the Xpedior Financial Statements have been established or which are being contested in good faith, except as would not have a Metamor Material Adverse Effect. There are no claims or assessments pending against Metamor or any of its Subsidiaries for any alleged deficiency in any Tax, and neither Metamor nor any of its Subsidiaries has been notified in writing of any proposed Tax claims or assessments against Metamor or any Subsidiary. Neither Metamor nor any of its Subsidiaries has been a member of a consolidated group filing a consolidated federal income Tax return (other than a consolidated group of which Metamor is the common parent), or has any liability for Taxes of any other Person (other than a member of the Metamor consolidated group) arising from the application of Treasury Regulations section 1.1502-6 promulgated under the Code or any analogous Law. No consent under Section 341(f) of the Code has been filed with respect to Metamor or any of its Subsidiaries. Except as set forth in the Metamor Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by PSINet, Metamor, or any of the Subsidiaries of Metamor by reason of Section 280G of the Code.

         Section 4.12 Compliance with Applicable Laws. Metamor and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "METAMOR PERMITS") necessary for them to own, lease or operate their properties and assets and to carry on their businesses substantially as now conducted or presently intended to be conducted, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Metamor Material Adverse Effect. The Metamor Permits are valid and in full force and effect except as would not have a Metamor Material Adverse Effect. Except as set forth in the SEC Reports filed prior to the date hereof, the businesses of each of Metamor and its Subsidiaries have not been, and are not being, conducted in violation of any Metamor Permit or any Law, arbitration award, agency requirement, license or permit of any Governmental Entity (a "GOVERNMENTAL REGULATION"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Metamor Material Adverse Effect or prevent or materially burden or materially impair the ability of Metamor to consummate the Transactions. Except as set forth in the SEC Reports filed prior to the date hereof, no material investigation or review by any Governmental Entity with respect to Metamor or any of its Subsidiaries is pending or, to Metamor's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review. No material change is required in Metamor's or any of its Subsidiaries' operations, properties or procedures to comply with any Metamor Permit or Governmental Regulation, and Metamor has not received any notice or communication of any material noncompliance with any Metamor Permit or Governmental Regulation that has not been cured as of the date hereof, except as would not have a Metamor Material Adverse Effect.

         Section 4.13 Voting Requirements. The affirmative vote of the holders of a majority of the Metamor Common Stock outstanding as of the record date for the Metamor Special Meeting is the only vote of the holders of any class or series of Metamor's capital stock or other securities necessary to adopt this Agreement and the Transactions on behalf of Metamor.

         Section 4.14 Assets of Metamor and Its Subsidiaries. Metamor and each of its Subsidiaries has good and defensible title to all of its material properties and assets, free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable and such liens or other imperfections of title that do not individually or in the aggregate constitute a Metamor Material Adverse Effect. All leases, easements, licenses, rights of way, and other rights pursuant to which Metamor or any of its Subsidiaries lease from others or otherwise have the right to use material real or personal property, individually or in the aggregate material to the business of Metamor (the "METAMOR PROPERTY RIGHTS"), are valid and binding and are in full force and effect and enforceable against Metamor or its Subsidiaries and the other parties thereto, as applicable, in accordance with their respective terms and there is not, under any such Metamor Property Right, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default or event of default), except where the lack of such validity and effectiveness or the existence of such default or event of default does not and will not constitute a Metamor Material Adverse Effect. Metamor has made available to PSINet true and accurate copies of the documents creating or reflecting the Metamor Property Rights. No consent of any Person is needed in order for each Metamor Property Right to continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Transactions, except for consents the absence of which would not have a Metamor Material Adverse Effect. The tangible and intangible assets owned or leased by Metamor and its Subsidiaries are all of the assets used in their respective businesses or necessary for them to conduct their respective businesses as presently conducted or presently intended to be conducted. All material items of tangible property used by Metamor or its Subsidiaries in their businesses are in operable condition and adequate for the purposes used (normal wear and tear excepted).

         Section 4.15 Material Contracts. Neither Metamor nor any of its Subsidiaries is a party or is subject to any contract, note, bond, mortgage, indenture, credit agreement, lease, license, agreement, understanding, instrument, bid or proposal (excluding any contract or arrangement that is or is associated with a Benefit Plan), and any amendment or modification thereto (collectively, "CONTRACTS"), that is required to be described in or filed as an exhibit to any

Metamor SEC Report that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All Contracts to which Metamor or any of its Subsidiaries is a party, or by which any of them is bound, are valid and binding and are in full force and effect and enforceable against Metamor, its Subsidiaries and, to the knowledge of Metamor, the other party or parties thereto in accordance with their respective terms, and no consent of any Person is needed in order for each such contract to continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Transactions, except for any failure to be in full force and effect or failure to obtain a consent that would not, in the aggregate with all other such failures, have a Metamor Material Adverse Effect. Neither Metamor nor any of its Subsidiaries is in violation or breach of or default in any material respect under any Contract to which it is a party or by which it is bound, nor, to Metamor's knowledge, is any other party to any such Contract in violation or breach of or default in any material respect under any such Contract.

         Section 4.16 Intellectual Property.

               (a) Metamor and its Subsidiaries, directly or indirectly, own, license or otherwise have legally enforceable rights to use, or can acquire on reasonable terms and without material expense, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software and applications and tangible or intangible proprietary information or materials, that are material to and used in the business of Metamor and its Subsidiaries as presently conducted (the "INTELLECTUAL PROPERTY RIGHTS").

               (b) In the case of Intellectual Property Rights owned by Metamor or one of its Subsidiaries, either Metamor or one of its Subsidiaries owns such Intellectual Property Rights free and clear of any material liens, charges or encumbrances. Metamor or one of its Subsidiaries has an adequate right to the use of the Intellectual Property Rights or the material covered thereby in connection with the services or products in respect of which such Intellectual Property Rights are being used. The manufacture, sale, licensing, or use of any of the services or products of Metamor or any of its Subsidiaries as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by Metamor or any of its Subsidiaries in the ordinary course of Metamor's business as presently conducted does not infringe on any copyright, patent, trade mark, service mark or trade secret of a third party where such infringement would have a Metamor Material Adverse Effect. The use by Metamor or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the business of Metamor and any of its Subsidiaries as presently conducted does not infringe on any other Person's trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications where such infringement would have a Metamor Material Adverse Effect. Except as set forth in the Metamor Disclosure Schedule, Metamor has not received any information challenging the ownership by Metamor or any of its Subsidiaries or the validity of any of the Intellectual Property Rights. All registered patents, trademarks, service marks and copyrights held by Metamor and its Subsidiaries are valid and subsisting, except to the extent any failure to be valid and subsisting does not constitute a Metamor Material Adverse Effect. To the knowledge of Metamor, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including any employee or former employee of Metamor or any of its Subsidiaries. Metamor or one of its Subsidiaries has valid, binding and enforceable agreements with each employee, former employee and contractor who has or has had access to confidential or proprietary intellectual property of Metamor or any of its Subsidiaries pursuant to which such Person is required to maintain the confidentiality of such information for a reasonable period of time or such agreements are not necessary to adequately protect the interests of Metamor or such Subsidiary. No Metamor Intellectual Property Right is subject to any known outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Metamor or any of its Subsidiaries, except to the extent any such restriction does not constitute a Metamor Material Adverse Effect.

               (c) The computer systems, software, hardware, firmware, middleware and other information technology (collectively, "INFORMATION TECHNOLOGY") of Metamor and its Subsidiaries are Year 2000 Ready except as would not have a Metamor Material Adverse Effect, and none of Metamor nor any of its Subsidiaries has experienced any material disruption in their Information Technology or in the services and products provided to them by their vendors and suppliers as a result of the occurrence of the year 2000. "YEAR 2000 READY" means that Information Technology is designed to be used prior to, during and after the calendar year 2000 A.D. and such Information Technology will accurately receive, provide and process date/time data (including calculating, comparing, sequencing and making leap year calculations) from, into and between the twentieth and twenty-first centuries A.D., and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data (including to the extent that other Information Technology used in combination with such Information Technology properly exchanges date/time data with it).

         Section 4.17 Interested Party Transactions. Since December 31, 1998, or as described in the SEC Reports, no event has occurred that would be required to be reported by Metamor or Xpedior pursuant to Item 404 of Regulation S-K promulgated by the SEC. Except as expressly set forth in the SEC Reports or the Metamor Disclosure Schedule, there are no material agreements, arrangements, understandings or commitments (including Debt, guarantees, financial support or keep whole arrangements) between or involving Metamor or any one or more of its Subsidiaries (other than Xpedior and its Subsidiaries) on the one hand, and Xpedior or any one or more of its Subsidiaries, on the other hand.

         Section 4.18 Environmental Matters. Except as disclosed on the Metamor Disclosure Schedule or in the SEC Reports and excluding matters that would not have a Metamor Material Adverse Effect:

               (a) Metamor and its Subsidiaries (i) are in compliance with all Environmental Laws, and are not subject to any asserted liability or, to Metamor's knowledge, any unasserted liability (including liability with respect to current or former Subsidiaries or operations), under any Environmental Laws,
(ii) hold or have applied for all Environmental Permits required for their properties or operations, and (iii) are in compliance with their respective Environmental Permits;

               (b) none of Metamor nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Metamor or any of its Subsidiaries is or may be in violation of, or liable under, any Environmental Law;

               (c) none of Metamor nor any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Metamor and the Subsidiaries, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) has received written notice asserting that it is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

               (d) none of the real property owned or leased by Metamor or any of its Subsidiaries is listed on or, to the knowledge of Metamor, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

For purposes of this Agreement:

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

         "ENVIRONMENTAL LAWS" means any applicable federal, state, local, foreign or supranational statute, Law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of Law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to Persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

         "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "HAZARDOUS MATERIALS" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

         Section 4.19 Restrictions on Business Activities. Except as set forth on the Metamor Disclosure Schedule, there is no Contract, judgment, injunction, order or decree binding upon Metamor or any of its Subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing (i) any material business practices of Metamor, any of its Subsidiaries or, to the knowledge of Metamor or its Subsidiaries, PSINet or its Affiliates, or (ii) the conduct of any material business by Metamor, any of its Subsidiaries or, to the knowledge of Metamor or its Subsidiaries, PSINet or its

Affiliates, as currently conducted or as proposed to be conducted by Metamor and its Subsidiaries.

         Section 4.20 Certain Business Practices. Neither Metamor nor any of its Subsidiaries nor any director, officer, employee or agent of Metamor or any of its Subsidiaries has in any material respect (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

         Section 4.21 Insurance. Metamor has adequate insurance covering all of the customarily insurable liabilities, including product liability, director and officer liability, and general and casualty liabilities, with financially secure insurers.

         Section 4.22 Brokers; Expenses. Except for Lazard Freres & Co. LLC ("METAMOR'S FAIRNESS OPINION ADVISOR") and Donaldson, Lufkin & Jenrette Securities Corporation whose fees shall be paid by Metamor, no agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of Metamor. Metamor has provided to PSINet a good faith estimate and description of the expenses of Metamor and its Subsidiaries that Metamor expects to incur or has incurred in connection with the Transactions.

         Section 4.23 Board Approval. The Board of Directors of Metamor by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "METAMOR BOARD APPROVAL"), has duly (i) determined that this Agreement and the Merger are advisable, fair to and in the best interests of Metamor and its stockholders, (ii) approved this Agreement and the Metamor Related Agreement and the Merger, (iii) recommended that the stockholders of Metamor adopt this Agreement and approve the Merger, and (iv) directed that this Agreement and the Transactions be submitted for consideration by Metamor's stockholders at the Metamor Special Meeting. The Metamor Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 203 of the Delaware Law so that consummation of the Merger does not cause PSINet to become an interested stockholder of Metamor for purposes of Section 203 of the Delaware Law. To the knowledge of Metamor, except for Section 203 of the Delaware Law (the restriction on business combinations of which has been rendered inapplicable), no state takeover statute is applicable to the Merger or the other Transactions. Xpedior has taken action to cause Section 203 of the Delaware Law to be inapplicable to Xpedior. The consummation of the Merger will not cause PSINet to become an interested stockholder of Xpedior for purposes of Section 203 of the Delaware Law.

         Section 4.24 Opinion of Metamor's Fairness Opinion Advisor. Metamor has received the opinion of Metamor's Fairness Opinion Advisor, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the holders of Metamor Common Stock from a financial point of view, a copy of which opinion will be provided to PSINet.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PSINET

         PSINet represents and warrants to Metamor that, except as disclosed in the PSINet Disclosure Schedule which has been delivered to Metamor prior to the execution of this Agreement (the "PSINET DISCLOSURE SCHEDULE"):

         Section 5.1 Organization and Qualification. PSINet is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of PSINet's Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable) in the jurisdiction of its formation or organization. Each of PSINet and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a PSINet Material Adverse Effect. PSINet has heretofore made available to Metamor a complete and correct copy of the organizational documents, each as amended to the date hereof, of PSINet and Merger Subsidiary.

         Section 5.2 Capitalization. As of the date of this Agreement, the authorized capital stock of PSINet consists of 500,000,000 shares of PSINet Common Stock and 30,000,000 shares of preferred stock, par value $.01 per share, of which 1,000,000 shares have been designated as Series A Junior Participating Preferred Stock, 4,570,665 shares have been designated as 6 3/4% Series C Cumulative Convertible Preferred Stock (the "PSINET SERIES C PREFERRED STOCK") and 16,500,000 shares have been designated as 7% Series D Cumulative Convertible Preferred Stock (the "PSINET SERIES D PREFERRED STOCK"). As of March 20, 2000:
(a) 164,341,575 shares of PSINet Common Stock were issued and outstanding, all of which were validly issued, fully paid and non-assessable subject to Section 630 of the New York Business Corporation Law, (b) 7,422,676 shares of PSINet Common Stock were held in the treasury of PSINet, (c) an aggregate of 41,916,110 shares of PSINet Common Stock were reserved for issuance under stock options issued pursuant to PSINet's employee and director stock option plans (the "PSINET STOCK OPTIONS"), (d) an aggregate of 100,000 shares of PSINet Common Stock were reserved for issuance pursuant to outstanding warrants, and (e) 4,570,665 shares of PSINet Series C Preferred Stock and 16,500,000 shares of PSINet Series D Preferred Stock were outstanding, all of which were validly issued, fully paid and non-assessable subject to Section 630 of the New York Business Corporation Law. Except as set forth in this Section 5.2 and the PSINet Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of PSINet or obligating PSINet to issue or sell any shares of capital stock of, or other equity interests in, PSINet. All shares of capital stock of PSINet subject to issuance pursuant to the PSINet Stock Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable subject to Section 630 of the New York Business Corporation Law.

         Section 5.3 Authority Relative to this Agreement. Each of PSINet and Merger Subsidiary has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions to which each of them is a party. The execution and delivery of this Agreement by PSINet and Merger Subsidiary and the consummation by PSINet and Merger Subsidiary of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of PSINet or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions other than, with respect to the Merger, the approval of the issuance of the shares of PSINet Common Stock as the Merger Consideration by the affirmative vote of the holders of a majority of the total votes cast by holders of outstanding shares of PSINet Common Stock entitled to be voted at the PSINet Special Meeting and the filing and recordation of appropriate merger documents as required by Delaware Law. This Agreement has been duly and validly executed and delivered by PSINet and Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of PSINet and Merger Subsidiary, enforceable against PSINet and Merger Subsidiary in accordance with its terms.

         Section 5.4 No Conflicts, Required Filings and Consents.

               (a) The execution and delivery of this Agreement by PSINet and Merger Subsidiary does not, and the performance of this Agreement and consummation of the Transactions by PSINet and Merger Subsidiary will not: (i) conflict with or violate the certificate of incorporation or by-laws of PSINet and Merger Subsidiary, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 5.4(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Laws applicable to PSINet or its Subsidiaries or by which any property or asset of PSINet or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of PSINet or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to PSINet's knowledge as of the date of this Agreement, any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PSINet or any of its Subsidiaries is a party or by which PSINet or any of its Subsidiaries or any property or asset of PSINet or any of its Subsidiaries is bound or affected, except in the case of clauses
(ii) or (iii) for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a PSINet Material Adverse Effect or would not prevent or materially delay the consummation of the Merger.

               (b) The execution and delivery of this Agreement by PSINet and Merger Subsidiary does not, and the performance of this Agreement by PSINet and Merger Subsidiary will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements of the Exchange

Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings, filings, approvals, consents and waivers as may be required under the Merger Control Laws, filing and recordation of the Certificate of Merger as required by Delaware Law and applications for listing and other filings required by the rules of the NASD National Market System and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a PSINet Material Adverse Effect or would not prevent or materially delay the consummation of the Merger.

                  Section 5.5 Reports and Financial Statements.

               (a) PSINet has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "PSINET SEC REPORTS") required to be filed by it with the SEC since January 1, 1998. As of their respective dates, the PSINet SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PSINet SEC Reports. As of their respective dates and as of the date any information from such PSINet SEC Reports has been incorporated by reference, the PSINet SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. PSINet has filed all material contracts and agreements and other documents or instruments required to be filed as exhibits to the PSINet SEC Reports.

               (b) The consolidated balance sheets of PSINet as of December 31, 1998, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the three-year period ended December 31, 1998 (including the related notes and schedules thereto) contained in PSINet's Form 10-K for the year ended December 31, 1998 (the "PSINET FINANCIAL STATEMENTS") present fairly, in all material respects, the consolidated financial position and the consolidated results of operations, retained earnings and cash flows of PSINet and its consolidated Subsidiaries as of the dates or for the periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes.

               (c) The consolidated balance sheets and the related statements of operations and cash flows (including, in each case, the related notes thereto) of PSINet contained in the Form 10-Q for the quarterly period ended September 30, 1999 (the "PSINET QUARTERLY FINANCIAL STATEMENTS") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with GAAP. The PSINet Quarterly Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the consolidated financial position, results of operations and cash flows of PSINet and its consolidated Subsidiaries for all periods presented therein.

               (d) Except for those liabilities that are fully reflected or reserved against on the PSINet Financial Statements or the PSINet Quarterly Financial Statements or as disclosed in the PSINet SEC Reports or as set forth in the PSINet Disclosure Schedule, neither PSINet nor any of its Subsidiaries has outstanding any liability of any nature whatsoever (whether absolute, accrued, contingent, or otherwise and whether due or to become due) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP, except for (i) liabilities and obligations which have been incurred since September 30, 1999 in the ordinary course of business which are not material in nature or amount or (ii) liabilities and obligations which individually or in the aggregate would not have a PSINet Material Adverse Effect.

         Section 5.6 Information.

               (a) None of the information supplied or to be supplied by PSINet or Merger Subsidiary for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time of filing with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments or supplements thereto to Metamor's and PSINet's stockholders or at the time of the Metamor Special Meeting or the PSINet Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portion of the Joint Proxy Statement/Prospectus based on information supplied by PSINet and Merger Subsidiary for inclusion or incorporation by reference therein will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

               (b) As of the date of this Agreement, PSINet does not know of any reason (i) why it would not be able to deliver to the respective counsel to PSINet and Metamor, at the date of the legal opinions referred to below, certificates substantially in compliance with published IRS advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 8.2(c) and 8.3(c), or (ii) why counsel to PSINet or Metamor would not be able to deliver the opinions required by Sections 8.2(c) and 8.3(c).

         Section 5.7 Litigation. Except as disclosed in the PSINet SEC Reports, as of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of PSINet, threatened against or affecting PSINet or any of its Subsidiaries that is reasonably expected to have a PSINet Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against PSINet or its Subsidiaries having, or which is reasonably expected to have, individually or in the aggregate, a PSINet Material Adverse Effect.

         Section 5.8 Absence of Certain Changes or Events. Except as disclosed in the PSINet SEC Reports, in the PSINet Financial Statements or PSINet Quarterly Financial Statements, or on the PSINet Disclosure Schedule or as contemplated by this Agreement, since September 30, 1999, PSINet has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any PSINet Material Adverse Effect.

         Section 5.9 Voting Requirements. The affirmative vote of the holders of at least a majority of the total number of votes cast by the holders of the PSINet Common Stock outstanding as of the record date for the PSINet Special Meeting is the only vote of the holders of any class or series of PSINet's capital stock or other securities necessary to approve this Agreement and the Merger.

         Section 5.10 Brokers. Except for FleetBoston Robertson Stephens Inc. and Donaldson, Lufkin & Jenrette Securities Corporation whose fees shall be paid by PSINet, no agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of PSINet.

         Section 5.11 Ownership of Metamor Common Stock. PSINet and its Subsidiaries do not own and, to PSINet's knowledge, have not owned at any time during the past five years, any shares of Metamor Common Stock.

         Section 5.12 Board Approval. The Board of Directors of PSINet by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "PSINET BOARD APPROVAL"), has duly (i) approved this Agreement and the issuance of the PSINet Common Stock in the Merger, and (ii) recommended that the stockholders of PSINet approve the issuance of the PSINet Common Stock in the Merger.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1 Conduct of Business by Metamor and its Subsidiaries Pending the Merger.

               (a) From and after the date hereof until the Closing Date, except as contemplated by this Agreement or unless PSINet shall otherwise agree in writing, Metamor covenants and agrees that it shall, and shall cause its Subsidiaries to: (i) carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and to use reasonable efforts to conduct their businesses in a manner consistent with the budgets and plans heretofore made available to PSINet, including all capital expenditure plans, (ii) use all reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and consultants and preserve their relationships and goodwill with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, and (iii) use commercially reasonable efforts to protect the Intellectual Property Rights to the end that its and its Subsidiaries' goodwill and on-going businesses shall not be impaired in any material respect as of the Closing Date. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or as set forth on
EXHIBIT 6.1 or unless PSINet shall otherwise agree in writing, prior to the Closing, Metamor shall not and shall not permit its Subsidiaries to:

                   (i) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect Subsidiary of Metamor to its parent; split, combine or reclassify any of its capital stock or, other than pursuant to the exercise or conversion of Metamor Options, Xpedior Stock Options, Metamor Notes or other convertible securities outstanding on the date of this Agreement, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; purchase, redeem or otherwise acquire, other than pursuant to the exercise or conversion of Metamor Options, Xpedior Stock Options, Metamor Notes or other convertible securities outstanding on the date of this

Agreement, any shares of capital stock of Metamor or any of its Subsidiaries or any other equity securities thereof or any rights, warrants, or options to acquire any such shares or other securities other than purchases, redemptions or acquisitions of equity securities of wholly-owned Subsidiaries of Metamor or rights, warrants or options to acquire such securities;

                   (ii) grant, award or enter into any compensation or change of control arrangement with any employee of Metamor or any of its Subsidiaries;

                   (iii) except for issuances of capital stock of a Subsidiary of Metamor to Metamor or a wholly-owned Subsidiary of Metamor, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of Metamor's or any of its Subsidiaries' capital stock including any Metamor Options, Xpedior Stock Options, Metamor Notes or other convertible securities, any other voting securities of Metamor or its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities (other than the issuance of Metamor Common Stock upon the exercise of Metamor Options, Metamor Notes or other convertible securities outstanding on the date of this Agreement or the issuance of Xpedior Common Stock upon the exercise or conversion of Xpedior Stock Options or other Xpedior convertible securities outstanding on the date of this Agreement) or amend the terms of any such securities, rights, warrants or options or take any action to accelerate the vesting thereof;

                   (iv) amend the certificate of incorporation or by-laws of Metamor or any of its Subsidiaries;

                   (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or any assets that are material, individually or in the aggregate, to Metamor or any of its Subsidiaries, except, in any such case, in the ordinary course of business, and except transactions between a wholly-owned Subsidiary of Metamor and Metamor or another wholly-owned Subsidiary of Metamor;

                   (vi) subject to a lien, charge or encumbrance or sell, lease, license or otherwise dispose of any of its material properties or assets or any Intellectual Property Rights, except in the ordinary course of business consistent with past practices and except transactions between a wholly-owned Subsidiary of Metamor and Metamor or another wholly-owned Subsidiary of Metamor, or adopt a plan of complete or partial liquidation;

                   (vii) incur or modify any indebtedness for borrowed money or guarantee any such indebtedness of another Person; issue or sell any debt securities of Metamor or any of its Subsidiaries; guarantee any debt securities of another Person (other than indebtedness to, guarantees of, or issuances or sales to Metamor or a wholly-owned Subsidiary of Metamor); or enter into any "keep well" or other agreement to maintain any financial condition of another Person, except, in any such case, for borrowings or other transactions incurred in the ordinary course of business under existing credit facilities including the repayment of existing indebtedness pursuant to the terms thereof;

                   (viii) except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other Person, other than to Metamor or any direct or indirect Subsidiary of Metamor or settle or compromise any material claims or litigation;

                   (ix) alter, amend or delay in any material respect the implementation of its plans for capital expenditures;

                   (x) take any action or omit to take any action that would result in Metamor owning less than eighty percent (80%) of the outstanding Xpedior Common Stock; or

                   (xi) take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; or

                   (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

               (b) Metamor shall promptly provide PSINet with copies of all filings made by it or its Subsidiaries with any Governmental Entity in connection with this Agreement and the Transactions contemplated hereby.

               (c) Metamor shall, before filing a material amended Tax return, changing any material method of Tax accounting, or settling or compromising any material litigation, claim, income Tax or other liability of Metamor or any of its Subsidiaries, consult with PSINet and its advisors as to the positions and elections that will be taken or made with respect to such matter and shall not enter into any such settlement or compromise without the consent of PSINet.

         Section 6.2 Covenant of Buyer. From and after the date hereof until the Closing Date, except as contemplated by this Agreement or unless Metamor shall otherwise agree in writing, PSINet covenants and agrees that it shall not:

               (a) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its PSINet Common Stock, except such dividends or distributions as would give rise to an adjustment pursuant to
Section 3.1(b);

               (b) enter into, or permit any of its Subsidiaries to enter into, any written Contract (i) pursuant to which PSINet expressly agrees not to consummate the Merger, (ii) which is otherwise conditioned upon the Merger not occurring, or (iii) by its express terms would prohibit the Merger; or

               (c) take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect.

         Section 6.3 Special Meetings. Metamor and PSINet shall each take all actions necessary, in accordance with applicable Law and its respective certificate of incorporation and by-laws, to convene a special meeting (the "METAMOR SPECIAL MEETING" and "PSINET SPECIAL MEETING," respectively) as promptly as reasonably practicable after the date on which the Joint Proxy Statement/Prospectus have been mailed to Metamor's stockholders for the purpose of considering and taking action upon the Merger and this Agreement. Metamor and PSINet will hold the Metamor Special Meeting and PSINet Special Meeting within 45 days after the effective date of the Registration Statement. Subject to Section 7.8(b), Metamor's board of directors shall recommend such approval and shall take all lawful action to solicit and obtain such approval. PSINet's board of directors shall recommend that its shareholders approve the issuance of the shares of PSINet Common Stock in the Merger and shall take all lawful action to solicit and obtain such approval.

         Section 6.4 Further Action; Consents; Filings.

               (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of the parties agrees to take all appropriate actions to obtain from Governmental Entities any Governmental Authorizations required to be obtained or made by PSINet, Metamor or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and to make all necessary filings, and thereafter make any other required submissions that are required under (A) the Exchange Act, the Securities Act or the Blue Sky Laws, (B) the HSR Act and any other Merger Control Laws, and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

               (b) Each of PSINet and Metamor shall file, as soon as practicable after the date of this Agreement but in no event more than ten business days after the date of this Agreement, notifications under the HSR Act. PSINet and Metamor shall, and shall cause their Subsidiaries who are required to do so to, file any other applications or notices required under other Merger Control Laws, shall respond as promptly as practicable to all inquiries or requests that may be made pursuant to any Merger Control Laws for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any Governmental Entity in connection with antitrust matters or matters relating to Metamor Permits. Each of PSINet and Metamor, to the extent applicable, further agrees to file contemporaneously with the filing of the applications any requests for waivers of applicable Governmental Authorizations as may be available and to expeditiously prosecute such waiver requests and diligently submit any additional information or amendments for which any Governmental Entity may ask with respect to such waiver requests. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other parties and its advisors prior to filing or responding.

               (c) Prior to the Closing Date, Metamor shall, and shall cause its Subsidiaries to, use its reasonable best efforts to assist PSINet in its integration of the acquisition of Metamor, including the prompt and orderly transition of employees, customers and suppliers of Metamor's and its Subsidiaries businesses and providing assistance to PSINet in connection with the integration of Metamor's and its Subsidiaries lines of business and services with those of PSINet.

         Section 6.5 Plan of Reorganization.

               (a) The Merger is intended to constitute a "plan of reorganization" under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Following the Closing, neither Surviving Corporation, PSINet nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

               (b) Metamor and PSINet each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to Metamor and PSINet to deliver the legal opinions contemplated by Sections 8.2(c) and 8.3(c), which certificates shall be effective as of the date of such opinions.

                  Section 6.6 Letters Of Accountants.

               (a) PSINet shall use its reasonable best efforts to cause to be delivered to Metamor "comfort" letters of PricewaterhouseCoopers LLP, PSINet's independent auditors, dated and delivered the date on which the Registration Statement shall become effective and addressed to Metamor, in form and substance reasonably satisfactory to Metamor and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

               (b) Metamor shall use its reasonable best efforts to cause to be delivered to PSINet "comfort" letters of Ernst & Young LLP, Metamor's independent accountants, dated and delivered the date on which the Registration Statement shall become effective and addressed to PSINet, in form and substance reasonably satisfactory to PSINet and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         Section 6.7 Group Debt. PSINet will cooperate with Metamor to provide funds for the payment of or satisfaction and discharge of all Group Debt at or prior to Closing other than Metamor Notes that shall have been converted into Metamor Common Stock in accordance with the terms of the Metamor Notes, and subject to obtaining necessary funds from PSINet Metamor will cause the payment of or satisfaction and discharge of all Group Debt effective as of the Effective Time except to the extent that the failure to do so would not, either by itself or with the giving of notice, passage of time or both, result in a breach of or default under any agreement, instrument or indenture relating to Debt of PSINet or any of its Subsidiaries.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.1 Access to Information.

               (a) From the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms, each of Metamor and its Subsidiaries shall afford to PSINet and PSINet's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to PSINet (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Exchange Act and the Securities Act, and (ii) all other information concerning its business, properties and personnel as PSINet may reasonably request, including information regarding customers, suppliers and personnel and the opportunity to meet with such Persons to discuss their business and relations with Metamor or its Subsidiaries. Metamor and its Subsidiaries will permit PSINet full access to the Intellectual Property Rights. PSINet shall conduct its review in a manner reasonably calculated not to disrupt Metamor's or its Subsidiaries' business and operations. PSINet shall hold, and shall cause its employees, agents and representatives to hold, in confidence all "Confidential Information" in accordance with the terms of the Nondisclosure Agreement, dated March 10, 2000 between PSINet and Metamor (the "CONFIDENTIALITY AGREEMENT"), which shall remain in full force and effect in accordance with the terms thereof, including in the event of any termination of this Agreement. No investigation pursuant to this
Section 7.1(a) shall limit any representation or warranty of Metamor.

               (b) From the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms, PSINet shall afford to Metamor and its accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Metamor
(i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Exchange Act or the Securities Act, and (ii) all other information concerning its business, properties and personnel as Metamor may reasonably request, including information regarding customers, suppliers and personnel and the opportunity to meet with such Persons to discuss their business and relations with PSINet and its Subsidiaries. Metamor shall conduct its review in a manner reasonably calculated not to disrupt PSINet's or its Subsidiaries' business and operations. Metamor shall hold, and shall cause its employees, agents and representatives to hold, in confidence all "Confidential Information" in accordance with the terms of the Confidentiality Agreement, which shall remain in full force and effect in accordance with the terms thereof, including in the event of any termination of this Agreement. No investigation pursuant to this Section 7.1(b) shall limit any representation or warranty of PSINet.

               (c) As soon as practicable after the date hereof, Metamor shall use its best efforts to cooperate and assist PSINet and PSINet's independent public accountants in the compilation and preparation of all financial statements and financial statement schedules of Metamor in accordance with GAAP and to obtain such reports and consents of Metamor's independent public accountants as may be necessary or deemed advisable by PSINet to comply with SEC reporting and disclosure requirements. Metamor shall deliver to PSINet's independent public accountants and/or Metamor's independent public accountants all engagement letters and management representation letters as may be reasonably requested by PSINet or such accountants. Metamor shall use its best efforts to cause its independent public accountants to cooperate with and assist PSINet and its independent public accountants in the preparation of the financial statements contemplated by this Section 7.1(c).

         Section 7.2 Registration Statement; Joint Proxy Statement/Prospectus.

               (a) For the purposes of (i) registering the issuance of PSINet Common Stock to holders of the shares of Metamor Common Stock in connection with the Merger with the SEC under the Securities Act and complying with applicable Blue Sky Laws and (ii) holding the Metamor Special Meeting and the PSINet Special Meeting, PSINet and Metamor will cooperate in the preparation of a registration statement on Form S-4 relating to the Merger (together with any and all amendments and supplements to such registration statement, the "REGISTRATION STATEMENT"). The Registration Statement shall include a joint proxy statement/prospectus satisfying all requirements of the Securities Act, the Exchange Act and applicable Blue Sky Laws. Such joint proxy statement/prospectus in the form mailed by Metamor and PSINet to their respective stockholders, together with any and all amendments or supplements thereto, are herein referred to as the "JOINT PROXY STATEMENT/PROSPECTUS."

               (b) Metamor will furnish PSINet with such information concerning it and its Subsidiaries as is necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to Metamor and its Subsidiaries, to comply with applicable Law. Metamor agrees to promptly advise PSINet if, at any time prior to the Metamor Special Meeting, any information provided by it in the Joint Proxy Statement/Prospectus is or becomes incorrect or incomplete in any material respect and to provide PSINet with the information needed to correct such inaccuracy or omission. Metamor will furnish PSINet with such supplemental information as may be necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to Metamor and its Subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of Metamor and PSINet.

               (c) PSINet will include in the Joint Proxy Statement/Prospectus such information concerning PSINet and its Subsidiaries as is necessary in order to cause such Joint Proxy Statement/Prospectus, insofar as it relates to PSINet and its Subsidiaries, to comply with applicable Law. If, at any time prior to the Metamor Special Meeting, any information included or incorporated by reference by PSINet in the Joint Proxy Statement/Prospectus is or becomes incorrect or incomplete in any material respect, PSINet shall correct such inaccuracy or omission. PSINet will furnish such supplemental information as may be necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to PSINet and its Subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of Metamor and PSINet.

               (d) Metamor and PSINet agree to cooperate in making any preliminary filings of the Joint Proxy Statement/Prospectus with the SEC, as promptly as practicable, pursuant to Rule

14a-6 under the Securities Exchange Act, and shall cooperate in responding to any comments with respect thereto received from the SEC.

               (e) PSINet will file the Registration Statement with the SEC and appropriate materials with applicable state securities agencies as promptly as practicable and will use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and all such state filed materials to comply with applicable Blue Sky Laws. Metamor authorizes PSINet to utilize in the Registration Statement and the Joint Proxy Statement/Prospectus and all such state filed materials, the information concerning Metamor and its Subsidiaries provided to PSINet in connection with, or contained or incorporated by reference in, the Joint Proxy Statement/Prospectus. PSINet will promptly advise Metamor when the Registration Statement has become effective and of any supplements or amendments thereto, and PSINet will furnish Metamor with copies of all such documents. Except for the Joint Proxy Statement/Prospectus or the preliminary joint proxy statement/prospectus, neither PSINet nor Metamor shall distribute any written material that might constitute a "prospectus" relating to the Merger within the meaning of the Securities Act or any applicable state securities Law without the prior written consent of the other.

               (f) Each of Metamor and PSINet shall mail the Joint Proxy Statement/Prospectus to its stockholders as promptly as practicable after the date the Registration Statement is declared effective under the Securities Act.

         Section 7.3 Employee Retention. Metamor and PSINet shall consult with each other promptly after the date of this Agreement on the design and implementation of retention arrangements and non-competition agreements to retain key employees of Metamor and its Subsidiaries. Each of Metamor and PSINet will act in good faith to implement the arrangements agreed upon and to encourage the retention of such key employees, and Metamor hereby waives any claim that it may have against PSINet, its Affiliates or such employees resulting from any employment negotiations which they may undertake. PSINet further agrees to cooperate in good faith to assist Metamor in complying with its agreements under Section 6.1(a)(ii).

         Section 7.4 Public Announcements. On or before the Closing Date, neither PSINet nor Metamor shall (nor shall they permit any of their respective Affiliates to), without prior consultation with the other parties and such other parties' review of and consent to any public announcement concerning the Transactions, issue any press release or make any public announcement with respect to Transactions during such period, and PSINet and Metamor shall, to the extent practicable, allow the other parties reasonable time to review and comment on such release or announcement in advance of its issuance and use reasonable efforts in good faith to reflect the reasonable and good faith comments of such other party; provided, however, no party shall be prevented from making any disclosure required by Law at the time so required because of any delay on the part of another party. The parties intend that the initial announcement of the terms of the Transactions shall be made by a joint press release of PSINet and Metamor.

         Section 7.5 Indemnification of Metamor's Directors and Officers and Insurance.


               (a) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, PSINet shall, to the extent not permitted by applicable Law, indemnify, defend and hold harmless the present and former directors, officers and management employees of Metamor and its Subsidiaries, other than a Person in his or her capacity as a director, officer or management employee of Xpedior and its Subsidiaries unless such Person is also a director, officer or management employee of Metamor who so served as a director, officer or employee of Xpedior at the request of Metamor (each, an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES"), against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or (subject to the proviso of the next succeeding sentence) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of Metamor or applicable Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time, and (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the Transactions. In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not incurred before the Effective
Time), (x) the PSINet shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the PSINet, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable Law, (y) PSINet shall cooperate in the defense of any such matter, and (z) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards under applicable Law or as set forth in PSINet's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to PSINet and the Indemnified Party; provided, however, that PSINet shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, PSINet shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 7.5(a) in connection with any such action. The rights of Indemnified Parties to indemnification and advancement and reimbursement of expenses for matters arising after the Effective Time shall be governed by the certificate of incorporation and by-laws of the Surviving Corporation and Metamor's Subsidiaries and any applicable agreements or other arrangements.

(b) The Surviving Corporation shall cause to be maintained in effect for a period of three years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Metamor (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Metamor for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

               (c) In the event the PSINet or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the PSINet shall assume the obligations set forth in this Section 7.5.

               (d) To the extent not prohibited by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Metamor and its Subsidiaries with respect to their activities as such prior to or at the Effective Time, as provided in their respective certificates of incorporation or bylaws or indemnification agreements in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, provided that, in the event any claim or claims are asserted or made within such six year period, all such rights to indemnification in respect of any claim or claims shall continue until final disposition of such claim or claims and provided further that nothing in this Section 7.5 shall preclude any amendment or termination of such rights with respect to activities after the Effective Time.

         Section 7.6 Notice of Breaches. Metamor shall give prompt notice to PSINet, and PSINet shall give prompt notice to Metamor, of (i) any representation or warranty made by it contained in this Agreement which has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         Section 7.7 Transfer and Gains Taxes and Certain Other Taxes and Expenses. PSINet agrees that the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger without any offset, deduction, counterclaim or deferment of the payment of the Merger Consideration. Metamor shall update its good faith estimate and description of the expenses of Metamor and its Subsidiaries that they expect to incur or have incurred in connection with the Transactions not fewer than five days prior to the Closing Date and at such other times as may be reasonably requested by PSINet.

         Section 7.8 Acquisition Proposals.

               (a) Metamor agrees that it shall not nor shall any of its Subsidiaries or any of its or its Subsidiaries' officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries), directly or indirectly, initiate, solicit, induce, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets of Metamor or more than 10% of the Metamor Common Stock or the assets or capital stock of any of its Subsidiaries (any such proposal or offer (other than a proposal or offer made by PSINet or an Affiliate thereof) being hereinafter referred to as an "ACQUISITION PROPOSAL"). Metamor further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers or directors shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding the foregoing, Metamor and its Board of Directors shall be permitted to comply with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or in response to an unsolicited bona fide written Acquisition Proposal by any Person, to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that: (i) the Metamor Special Meeting shall not have occurred; (ii) the Board of Directors of Metamor, following consultation with Metamor's financial advisors, concludes in good faith that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal; (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Metamor Board of Directors receives from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (including the standstill provisions contained therein, unless Metamor shall have amended the Confidentiality Agreement to modify the standstill provisions therein to be no more restrictive of PSINet than such Person is restricted pursuant to such confidentiality agreement); and (iv) at least one day prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of Metamor notifies PSINet promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the material terms and conditions of any proposals or offers other than the name of such Person. Metamor agrees that it will keep PSINet informed, on a current basis, of the status and terms of any Acquisition Proposals and the status of any such discussions or negotiations. Metamor agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and, to the fullest extent permitted by any confidentiality or non-disclosure agreements with such Persons, use commercially reasonable efforts to enforce the right to recover or cause to be destroyed all information regarding Metamor or its Subsidiaries in the possession of such Persons and their respective Affiliates, representatives and advisors. Metamor agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 7.8(a) of the obligations undertaken in this Section 7.8(a) and that any breach of the provisions of this Section 7.8(a) by any officer or director of Metamor or its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of Metamor or its Subsidiaries will be deemed a breach by Metamor.

               (b) Except as permitted in this Section 7.8(b), neither the Board of Directors of Metamor nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to PSINet, or take any action not explicitly permitted by this Agreement that would be inconsistent with, the approval or recommendation by such Board of Directors or such committee of the Transactions, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause Metamor to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that prior to the vote on the Merger at the Metamor Special Meeting, the Board of Directors of Metamor determines in good faith, that an Acquisition Proposal constitutes a Superior Proposal, the Board of Directors of Metamor may (x) withdraw or modify its approval or recommendation of the Merger in connection with the Metamor Special Meeting, (y) approve or recommend a Superior Proposal and (z) if it so chooses, cause Metamor to enter into an Acquisition Agreement with respect to such Superior Proposal but, in each of the cases, only if: (A) three (3) days have elapsed following PSINet's receipt of written notice from Metamor advising PSINet that the Board of Directors of Metamor has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal, and advising PSINet that the Board of Directors of Metamor has determined that it will no longer recommend approval of the Merger; (B) Metamor has paid the Termination Fee to PSINet; and (C) Metamor has terminated this Agreement in accordance with its terms. During the three-day period referred to in clause (A) of the immediately preceding sentence, PSINet shall not enter into an agreement with the Person making the Superior Proposal concerning an Acquisition Proposal with regard to Metamor.

         Section 7.9 Metamor Related Agreement and PSINet Related Agreement. Simultaneously with the execution and delivery of this Agreement and as material consideration for the execution and delivery of this Agreement by PSINet and Merger Subsidiary, Peter T. Dameris is entering into the Metamor Related Agreement pursuant to which he, among other things, agrees to vote the shares of Metamor Common Stock owned by him in favor of the Merger at the Metamor Special Meeting. Simultaneously with the execution and delivery of this Agreement and as material consideration for the execution and delivery of this Agreement by Metamor, William L. Schrader is entering into the PSINet Related Agreement pursuant to which he, among other things, agrees to vote the shares of PSINet Common Stock owned by him in favor of the issuance of the shares of PSINet Common Stock in the Merger.

         Section 7.10 Employee Benefits.

               (a) As of the Effective Time, PSINet shall cause the employees of Metamor and its Subsidiaries other than Xpedior and its Subsidiaries (collectively, the "METAMOR EMPLOYEES") to be covered under the PSINet's "employee benefit plans" as defined in ERISA ("PSINET BENEFIT PLANS") and for at least two years after the Effective Time, PSINet shall, or shall cause the Surviving Corporation to, provide benefits, in the aggregate, that are no less favorable than the benefits provided, in the aggregate, to the Metamor Employees under the

Benefit Plans of Metamor immediately prior to the Effective Time. Notwithstanding the foregoing, except as specifically provided in this Agreement, nothing herein shall require: (i) the continuation of any Benefit Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in the preceding sentence); or (ii) require PSINet or the Surviving Corporation to continue or maintain any stock purchase or other equity plan related to the equity of Metamor or the Surviving Corporation or to change the eligibility requirements of any stock or other equity plan of PSINet; or (iii) constitute any obligation on the part of PSINet, the Surviving Corporation or any of their Affiliates to change the employment status of any of the Metamor Employees to other than "at will."

               (b) With respect to any PSINet Benefit Plans in which the Metamor Employees participate, PSINet shall, or shall cause the Surviving Corporation to, to the extent permitted under the PSINet Benefits Plans: (i) not impose any limitations more onerous than those currently in effect as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Metamor Employees under which any welfare benefit plan in which such employees may be eligible to participate after the Effective Time, (ii) provide each Metamor Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time, and (iii) recognize all service of each Metamor Employee with Metamor for all purposes (including purposes of eligibility to participate, vesting credit, entitlement for benefits and benefit accrual) in any benefit plan in which such employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable Benefit Plan immediately prior to the Closing Date.

         Section 7.11 Nasdaq Listing and Delisting. PSINet shall promptly prepare and submit to the Nasdaq National Market System a listing application covering the PSINet Common Stock to be issued in the Merger and upon exercise of the Assumed Metamor Options, and shall use its reasonable efforts to obtain, prior to the Closing Date, approval for the listing of such PSINet Common Shares, subject to official notice of issuance, and Metamor shall cooperate with PSINet with respect to such listing, which cooperation shall include, but not be limited to, taking all necessary actions to delist the Metamor Common Stock from the Nasdaq National Market System effective after the Effective Time.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

               (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of Metamor Common Stock at the Metamor Special Meeting in the manner required by Law and the issuance of the shares of PSINet Common Stock in the Merger shall have been approved and adopted by the requisite vote of the holders of PSINet Common

Stock at the PSINet Special Meeting in accordance with applicable Law and the Rules of the Nasdaq National Market System.

               (b) The waiting period applicable to the consummation of the Merger under the HSR Act and other applicable Merger Control Laws shall have expired or been terminated and any material consents from third parties listed on EXHIBIT 8.1(B) hereto which are required to be received prior to the Closing Date with respect to the Transactions shall have been received.

               (c) The shares of PSINet Common Stock to be issued in the Merger and upon exercise of the Metamor Assumed Options and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the Nasdaq National Market System upon official notice of issuance.

               (d) The Registration Statement shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

               (e) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction.

         Section 8.2 Conditions to Obligation of Metamor to Effect the Merger. The obligation of Metamor to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following additional conditions, unless waived by Metamor:

               (a) The representations and warranties of PSINet contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on the Closing Date; provided, however, (i) this condition shall be deemed to be satisfied if (A) all inaccuracies in the representations and warranties of PSINet (other than those set forth in Sections
5.1 through 5.3), without taking into account any qualifications as to materiality or PSINet Material Adverse Effect, in the aggregate, do not constitute a PSINet Material Adverse Effect, and (B) the representations and warranties set forth in Sections 5.1 through 5.3 are true and correct in all material respects; and (ii) that such representations and warranties which are made as of a specific date need only be true as of such date. Metamor shall have received a certificate of an authorized officer of PSINet, on behalf of PSINet, to such effect.

               (b) PSINet and Merger Subsidiary shall have performed or complied in all material respects with all agreements and covenants required to be performed by each of them under this Agreement on or before the Closing Date, and Metamor shall have received a certificate of an authorized officer of PSINet and Merger Subsidiary, on behalf of PSINet and Merger Subsidiary, to such effect.

               (c) Metamor shall have received from Vinson & Elkins, LLP, counsel to Metamor, at or prior to the date of mailing of the Joint Proxy Statement/Prospectus and on the Closing Date, a written opinion dated as of such date, based on appropriate representations, including representations of PSINet and Metamor, that the Merger qualifies as a reorganization within the meaning of
Section 368(a) of the Code; provided, however, in the event that counsel to Metamor is unwilling to render such opinion this condition shall be satisfied if counsel to PSINet renders such an opinion that is reasonably satisfactory to Metamor.

         Section 8.3 Conditions to Obligations of PSINet and Merger Subsidiary to Effect the Merger. The obligations of PSINet and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following additional conditions, unless waived by PSINet:

               (a) The representations and warranties of Metamor contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on the Closing Date; provided, however, (i) this condition shall be deemed to be satisfied if (A) all inaccuracies in the representations and warranties of Metamor (other than those set forth in Sections 4.1 through 4.3), without taking into account any qualifications as to materiality or Metamor Material Adverse Effect, in the aggregate, do not constitute a Metamor Material Adverse Effect, and (B) the representations and warranties set forth in Sections 4.1 through 4.3 are true and correct in all material respects; and (ii) that such representations and warranties which are made as of a specific date need only be true as of such date. PSINet shall have received a certificate of an authorized officer of Metamor, on behalf of Metamor, to such effect.

               (b) Metamor shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement on or before the Closing Date and PSINet shall have received a certificate of an authorized officer of Metamor, on behalf of Metamor, to such effect.

               (c) PSINet shall have received from Nixon Peabody LLP, counsel to PSINet, on the Closing Date, a written opinion dated as of such date, based on appropriate representations, including representations of PSINet and Metamor, that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code; provided, however, in the event that counsel to PSINet is unwilling to render such opinion this condition shall be satisfied if counsel to Metamor renders such an opinion that is reasonably satisfactory to PSINet.

               (d) Provided that PSINet shall have made funds available therefor, the Group Debt shall have been paid or satisfied and discharged except to the extent that the failure to do so would not, either by itself or with the giving of notice, passage of time or both, result in a breach of or default under any agreement, instrument or indenture relating to Debt of PSINet or any of its Subsidiaries.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Metamor:

               (a) by mutual written consent of PSINet and Metamor;

               (b) by Metamor, upon a material breach of this Agreement on the part of PSINet or Merger Subsidiary which has not been cured and which would cause the condition set forth in Section 8.2 to be incapable of being satisfied by October 31, 2000;

               (c) by PSINet, upon a material breach of this Agreement on the part of Metamor which has not been cured and which would cause the conditions set forth in Section 8.3 to be incapable of being satisfied by October 31, 2000;

               (d) by PSINet or Metamor if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which, after reasonable efforts on the part of PSINet and Metamor to resist, resolve or lift, permanently restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable;

               (e) by PSINet or Metamor if the Merger shall not have been consummated on or before October 31, 2000 provided that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

               (f) by PSINet or Metamor if the Metamor Special Meeting or the PSINet Special Meeting (as any of them may be adjourned from time to time) shall have concluded without Metamor or PSINet, as the case may be, having obtained the required stockholder approval;

               (g) by PSINet if the Board of Directors of Metamor, prior to the Metamor Special Meeting (i) shall withdraw or modify in any adverse manner the Metamor Board Approval, or (ii) shall approve or recommend a Superior Proposal pursuant to Section 7.8(b), or (iii) shall resolve to take any of the actions specified in clauses (i) or (ii) above; or

               (h) by Metamor at any time prior to the Metamor Special Meeting, upon three days' prior notice to PSINet, if the Board of Directors of Metamor shall approve a Superior Proposal; provided, however, that (i) Metamor shall have complied with Section 7.8, (ii) the Board of Directors of Metamor shall have concluded in good faith, after giving effect to all concessions which may be offered by PSINet pursuant to clause (iii) below, after consultation with its financial advisors and outside counsel, that such proposal is a Superior Proposal, and (iii) prior to any such termination, Metamor shall, and shall cause its financial and legal advisors to, negotiate with PSINet to make such adjustments in the terms and conditions of this Agreement as would enable PSINet to proceed with the Transactions; provided, however, that it shall be a condition to termination by Metamor pursuant to this Section 9.l(h) that Metamor shall have made the payment of the Termination Fee to PSINet required by Section 9.3(b).

         Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of any of Metamor, PSINet or Merger Subsidiary or their respective officers or directors; provided that Sections 4.22 and 5.9 (Brokers); the second sentence of Sections 7.1(a) and (b) (Confidentiality), Section 7.8 to the extent that the Termination Fee is required to be paid, until such Termination Fee is paid; this Section 9.2,
Section 9.3 (Fees and

Expenses); and Section 10.6 (Governing Law) shall survive the termination and remain in full force and effect and; provided, further, that (i) each party shall remain liable for any breaches prior to the termination of this Agreement with respect to such party's covenants hereunder and representations and warranties hereunder which were known by such party to be untrue when made, and
(ii) PSINet and Metamor shall each pay one-half of the fees and expenses incurred in connection with the filing and printing of the Registration Statement and Joint Proxy Statement/Prospectus (including any preliminary joint proxy statement/prospectus) and the filing fees under the Merger Control Laws.

         Section 9.3 Fees and Expenses.

               (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except as otherwise provided in
Section 7.7 and Section 9.2.

               (b) PSINet and Metamor agree that Metamor shall be obligated to pay to PSINet the sum of $45,000,000 (the "TERMINATION FEE") solely as follows:
(i) if PSINet shall terminate this Agreement pursuant to Sections 9.1(g)(ii) or if Metamor shall terminate this Agreement pursuant to Section 9.1(h); (ii) if
(A) Metamor or PSINet shall terminate this Agreement pursuant to Section 9.1(f) due to the failure of Metamor's stockholders to approve and adopt this Agreement, (B) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination an Acquisition Proposal with respect to Metamor shall be publicly disclosed, and (C) within 12 months of the termination of this Agreement, Metamor enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated; or (iii) if (A) PSINet shall terminate this Agreement pursuant to Section 9.1(c), 9.1(e), 9.1(g)(i) or 9.1(g)(iii), (B) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal, (C) following the existence of such Acquisition Proposal and prior to any such termination, Metamor shall have intentionally breached (and not cured after notice thereof) any of its material covenants or agreements set forth in this Agreement in any material respect, and (D) within 12 months of any such termination of this Agreement, Metamor shall enter into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated.

               (c) The Termination Fee shall be paid prior to, and shall be a pre-condition to the effectiveness of, any termination of this Agreement by Metamor pursuant to Section 9.1(h). The Termination Fee shall be paid within two business days following any termination of this Agreement by PSINet pursuant to
Section 9.1(g)(ii). Any other payment of the Termination Fee shall be made not later than two business days after the entering into of an Acquisition Agreement with respect to, or the consummation of, an Acquisition Proposal, as applicable. All payments under Section 9.3(a) and (b) shall be made by wire transfer of immediately available funds to an account designated by PSINet.

               (d) PSINet and Metamor agree that PSINet shall be obligated to pay to Metamor the sum of $45,000,000 (the "PSINET TERMINATION FEE") if and only if (i) in the event that the PSINet Special Meeting (as it may be adjourned from time to time) shall have concluded without PSINet having obtained the required stockholder approval, and (ii) either (A) prior to the PSINet

Special Meeting, the Board of Directors of PSINet shall have approved a bona fide written proposal or offer or entered into a definitive agreement with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving PSINet, as the acquired entity, or with respect to the acquisition of a majority of the voting power of the shares of PSINet Common Stock then outstanding or all or substantially all the assets of PSINet for consideration consisting of cash and/or securities (a "PSINET ACQUISITION PROPOSAL"), or (B) a PSINet Acquisition Proposal is announced to the public at any time after the date of this Agreement and prior to the PSINet Special Meeting and, within 12 months following the final adjournment of the PSINet Special Meeting, PSINet enters into a definitive agreement with any third party with respect to a PSINet Acquisition Proposal or a PSINet Acquisition Proposal is consummated. The PSINet Termination Fee shall be payable by PSINet at the time of the Board of Directors action approving the PSINet Acquisition Proposal in the case of clause (ii)(A) above and at the time of the entering into of the definitive agreement relating to, or the consummation of, the PSINet Acquisition Proposal in the case of clause (ii)(B) above. All payments under this Section 9.3(d) shall be made by wire transfer of immediately available funds to an account designated by Metamor.

         Section 9.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the stockholders of Metamor and PSINet, but, after such approval, no amendment shall be made which under applicable Law would require approval of Metamor's or PSINet's stockholders without the further approval of such stockholders, as the case may be. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.5 Waiver. At any time prior to the Closing, the parties hereto may, to the extent permitted by applicable Law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 Non-Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement shall not survive the Merger.

         Section 10.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Metamor:

                  Metamor Worldwide, Inc.
                  4400 Post Oak Parkway
                  Suite 1100
                  Houston, Texas 77027-3413
                  Attention:  Chief Executive Officer
                  Telecopy No.:  (713) 627-1059

         With copies to:

                  Vinson & Elkins L.L.P.
                  1001 Fannin Street
                  Houston, Texas 77002
                  Attention:  Jeffery B. Floyd, Esq.
                  Telecopy:  (713) 615-5660

         If to PSINet or Merger Subsidiary:

                  PSINet Inc.
                  510 Huntmar Park Drive
                  Herndon, Virginia 22070
                  Attention:  Chairman and Chief Executive Officer
                  Telecopy:  (703) 904-1608

         With a copy to:

                  PSINet Inc.
                  510 Huntmar Park Drive
                  Herndon, Virginia 22070
                  Attention:   Kathleen B. Horne, Esq., Senior Vice
                               President and General Counsel
                  Telecopy:    (703) 397-5394

         and to:

                  Nixon Peabody LLP
                  437 Madison Avenue
                  New York, New York 10022
                  Attention:  Richard F. Langan, Jr., Esq.
                  Telecopy:  (212) 940-9940

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 10.2.

         Section 10.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at Law or in equity.

         Section 10.4 Entire Agreement. This Agreement (including the documents and instruments referred to herein), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         Section 10.5 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights, except for the provisions of Article III and
Section 7.5.

         Section 10.6 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of Law). The exclusive venue for the adjudication of any dispute or proceeding arising out of this Agreement or the performance hereof shall be the courts located in Newcastle County, Delaware, and the parties hereto and their Affiliates each consents to and hereby submits to the jurisdiction of any court located in Newcastle County Delaware or Federal courts in Delaware.

         Section 10.7 Headings; Disclosure. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any disclosure by Metamor or PSINet in any portion of its respective Disclosure Schedule shall be deemed disclosure in each other portion of such Disclosure Schedule to which such disclosure reasonably relates on its face.

         Section 10.8 Certain Definitions and Rules of Construction.


               (a) As used in this Agreement:

         "ACQUISITION AGREEMENT" has the meaning set forth in Section 7.8(b).

         "ACQUISITION PROPOSAL" has the meaning set forth in Section 7.8(a).

         "AFFILIATE" as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

         "ASSUMED METAMOR OPTIONS" has the meaning set forth in Section 3.1(e).

         "BLUE SKY LAWS" has the meaning set forth in Section 4.4(b).

         "BENEFIT PLANS" has the meaning set forth in Section 4.9(a).

         "CERCLA" has the meaning set forth in Section 4.18.

         "CERTIFICATE OF MERGER" has the meaning set forth in Section 1.3.

         "CERTIFICATES" has the meaning set forth in Section 3.2.

         "CLOSING" has the meaning set forth in Section 1.2.

         "CLOSING DATE" has the meaning set forth in Section 1.2.

         "CODE" has the meaning set forth in the preamble to this Agreement.

         "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section
7.1(a).

         "CONTRACTS" has the meaning set forth in Section 4.15.

         "DEBT" means, with respect to any Person, all indebtedness of such Person for borrowed money or the deferred purchase price of property or services (excluding trade payables and other accrued current liabilities arising in the ordinary course of business), obligations of such Person evidenced by bonds, notes, indentures or similar instruments, obligations of such Person under interest rate agreements, currency hedging agreements, commodity price protection agreements or similar hedging instruments, capital lease obligations of such Person, redeemable capital stock of such Person and any other obligations of such Person classified as indebtedness under GAAP.

         "DELAWARE LAW" has the meaning set forth in Section 1.3.

         "EFFECTIVE TIME" has the meaning set forth in Section 1.3.

         "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.18.

         "ENVIRONMENTAL PERMITS" has the meaning set forth in Section 4.18.

         "ERISA" shall have the meaning set forth in Section 4.9(a).

         "ERISA AFFILIATE" has the meaning set forth in Section 4.9(a).

         "EXCHANGE ACT" has the meaning set forth in Section 4.4(b).

         "EXCHANGE RATIO" has the meaning set forth in Section 3.1(a)(iii).

         "FINAL PROSPECTUS" has the meaning set forth in Section 4.5(a).

         "GAAP" has the meaning set forth in Section 4.5(b).

         "GOVERNMENTAL ENTITY" has the meaning set forth in Section 4.4(b).

         "GOVERNMENTAL REGULATION" has the meaning set forth in Section 4.12.

         "GROUP DEBT" means all Debt of Metamor or any one or more of its Subsidiaries other than any Xpedior Debt.

         "HAZARDOUS MATERIALS" has the meaning set forth in Section 4.18.

         "HSR ACT" has the meaning set forth in Section 4.4(b).

         "INDEMNIFIED PARTIES" has the meaning set forth in Section 7.5(a).

         "INFORMATION TECHNOLOGY" has the meaning set forth in Section 4.16(c).

         "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 4.16(a).

         "IRS" has the meaning set forth in Section 4.6(b).

         "JOINT PROXY STATEMENT/PROSPECTUS" has the meaning set forth in Section 7.2(a).

         "LAWS" means any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree.

         "MERGER" has the meaning set forth in the preamble to this Agreement.

         "MERGER CONSIDERATION" has the meaning set forth in Section
3.1(a)(iii).

         "MERGER CONTROL LAWS" means the HSR Act and the Laws of any other Governmental Entity with respect to competition, mergers or other business combinations.

         "MERGER SUBSIDIARY" has the meaning set forth in the preamble to this Agreement.

         "METAMOR" has the meaning set forth in the preamble to this Agreement.

         "METAMOR BOARD APPROVAL" has the meaning set forth in Section 4.23.

         "METAMOR COMMON STOCK" has the meaning set forth in Section 3.1(a)(ii).

         "METAMOR DISCLOSURE SCHEDULE" has the meaning set forth in Article IV, Introduction.

         "METAMOR EMPLOYEES" has the meaning set forth in Section 7.10(a).

         "METAMOR FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5(b).

         "METAMOR MATERIAL ADVERSE EFFECT" shall be any circumstance, event or occurrence or series of circumstances, events or occurrences which individually or in the aggregate with all other circumstances, events or occurrences would be reasonably likely to have a material adverse effect on the business, assets, operations, financial condition, revenues, results of operations or, solely with respect to clause
(iv) of this paragraph, prospects of Metamor and its Subsidiaries taken as a whole, other than any change, circumstances or effect relating to (i) a change after the date of this Agreement in Law, rule, or regulation or generally accepted accounting principles or interpretations thereof that applies to Metamor or its Subsidiaries, (ii) the economy or securities markets in general,
(iii) the industries in which Metamor operates in general and not specifically relating to Metamor, or (iv) this Agreement, the execution hereof or the announcement of the Transactions, other than, with respect to this clause (iv), changes, circumstances, events, occurrences or effects that would cause irreparable harm to the long-term business prospects of the combined business of PSINet, Metamor and their respective Subsidiaries following the Effective Time.

         "METAMOR NOTES" means the 2.94% Convertible Subordinated Notes due 2004 of Metamor issued under the Indenture dated as of August 15, 1997 between Metamor and The Bank of New York, as Trustee.

         "METAMOR OPTIONS" has the meaning set forth in Section 3.1(c)(i).

         "METAMOR PERMITS" has the meaning set forth in Section 4.12.

         "METAMOR PREFERRED STOCK" has the meaning set forth in Section 4.2(a).

         "METAMOR PROPERTY RIGHTS" has the meaning set forth in Section 4.14.

         "METAMOR QUARTERLY FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.5(c).

         "METAMOR RELATED AGREEMENT" has the meaning set forth in the preamble to this Agreement.

         "METAMOR SEC REPORTS" has the meaning set forth in Section 4.5(a).

         "METAMOR SPECIAL MEETING" has the meaning set forth in Section 6.3.

         "METAMOR STOCK OPTION PLAN" has the meaning set forth in Section
3.1(c).

         "METAMOR'S FAIRNESS OPINION ADVISOR" has the meaning set forth in
Section 4.22.

         "NON-U.S. BENEFIT PLANS" has the meaning set forth in Section 4.9(l).

         "PAYING AGENT" has the meaning set forth in Section 3.3(a).

         "PERSON" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

         "PSINET" has the meaning set forth in the preamble to this Agreement.

         "PSINET ACQUISITION PROPOSALS" has the meaning set forth in Section 9.3(d).

         "PSINET BENEFIT PLANS" has the meaning set forth in Section 7.10(a).

         "PSINET COMMON STOCK" has the meaning set forth in Section 3.1(a)(iii).

         "PSINET DISCLOSURE SCHEDULE" has the meaning set forth in Article V, Introduction.

         "PSINET FINANCIAL STATEMENTS" has the meaning set forth in Section 5.5(b).

         "PSINET MATERIAL ADVERSE EFFECT" shall be any circumstance, event or occurrence or series of circumstances, events or occurrences which individually or in the aggregate with all other circumstances, events or occurrences would be reasonably likely to have a material adverse effect on the business, operations, financial condition or results of operations of PSINet and its Subsidiaries taken as a whole, other than any change, circumstances or effect relating to (i) a change after the date of this Agreement in Law or generally accepted accounting principles or interpretations thereof that applies to PSINet or its Subsidiaries, (ii) the economy or securities markets in general, or (iii) the industries in which PSINet operates in general and not specifically relating to PSINet.

         "PSINET QUARTERLY FINANCIAL STATEMENTS" has the meaning set forth in
Section 5.5(c).

         "PSINET RELATED AGREEMENT" has the meaning set forth in the preamble to this Agreement.

         "PSINET SEC REPORTS" has the meaning set forth in Section 5.5(a).

         "PSINET SPECIAL MEETING" has the meaning set forth in Section 6.3.

         "PSINET SERIES C PREFERRED STOCK" has the meaning set forth in Section 5.2.

         "PSINET SERIES D PREFERRED STOCK" has the meaning set forth in Section 5.2.

         "PSINET STOCK OPTIONS" has the meaning set forth in Section 5.2.

         "PSINET TERMINATION FEE" has the meaning set forth in Section 9.3(d).

         "PSINET TERMINATION PROPOSAL" has the meaning set forth in Section 9.3(d).

         "REGISTRATION STATEMENT" has the meaning set forth in Section 7.2(a).

         "SEC" has the meaning set forth in Section 4.5(a).

         "SEC REPORTS" has the meaning set forth in Section 4.5(a).

         "SECURITIES ACT" has the meaning set forth in Section 4.4(b).

         "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to PSINet, Metamor or any other Person, any corporation, partnership, joint venture or other legal entity of which PSINet,

Metamor or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "SUPERIOR PROPOSAL" means a bona fide unsolicited written Acquisition Proposal to acquire a majority of the voting power of the shares of Metamor Common Stock then outstanding or all or substantially all the assets of Metamor for consideration consisting of cash and/or securities which the Board of Directors of Metamor concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal,
(i) would, if consummated, result in a transaction that is materially more favorable to Metamor's stockholders (in their capacities as stockholders), from a financial point of view, than the Transactions, and (ii) is reasonably capable of being completed, including a conclusion that its financing, to the extent required, is then committed or is in the good faith judgment of the Board of Directors of Metamor, reasonably capable of being financed by such third party.

         "SURVIVING CORPORATION" has the meaning set forth in Section 1.1.

         "TAX" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers' compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or addition to tax imposed by any Governmental Entity.

         "TERMINATION FEE" has the meaning set forth in Section 9.3(b).

         "TRANSACTIONS" shall mean the transactions contemplated by this Agreement and the other agreements referenced herein including the Merger.

         "XPEDIOR" has the meaning set forth in Section 4.2(b).

         "XPEDIOR COMMON STOCK" has the meaning set forth in Section 4.2(b).

         "XPEDIOR DEBT" means any Debt of Xpedior or any one or more of its Subsidiaries other than Debt payable to Metamor or a Subsidiary of Metamor (other than Xpedior or a Subsidiary of Xpedior).

         "XPEDIOR FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5(b).

         "XPEDIOR PREFERRED STOCK" has the meaning set forth in Section 4.2(b).

         "XPEDIOR SEC REPORTS" has the meaning set forth in Section 4.5(a).

         "XPEDIOR STOCK OPTIONS" has the meaning set forth in Section 4.2(b).

         "YEAR 2000 READY" has the meaning set forth in Section 4.16(c).

         (b)       Other Rules of Construction.

                   (i) References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements.

                   (ii) The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement. The word "or" shall be deemed to be inclusive.

                   (iii) This Agreement is the joint drafting product of PSINet and Metamor, and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

                   (iv) In each case in this Agreement where this Agreement or a Contract is represented or warranted to be enforceable will be deemed to include as a limitation to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether applied in equity or at Law.

                   (v) All references in this Agreement to financial terms shall be deemed to refer to such terms as they are defined under GAAP, consistently applied.

         Section 10.9 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         Section 10.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the Transactions are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

         Section 10.11 Xpedior. Notwithstanding anything in this Agreement to the contrary, in no event shall Metamor be required to take any action to cause Xpedior or any of its Subsidiaries to take any action or refrain from taking any action solely to the extent that the taking of such action by Metamor would violate any duties under Delaware Law owed by Metamor, as a majority stockholder, to the minority stockholders of Xpedior.

         IN WITNESS WHEREOF, PSINet, Merger Subsidiary and Metamor have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                            PSINet INC.



                                            By:
                                               --------------------------------
                                                Harold S. Wills, President



                                            PSINet SHELF IV INC.



                                            By:
                                               --------------------------------
                                               Harold S. Wills, President



                                            METAMOR WORLDWIDE, INC.



                                            By:
                                               --------------------------------
                                               Peter T. Dameris, Chief Executive
                                               Officer and President